Exhibit 5.1

One Financial Center Boston, MA 02111 617 542 6000 mintz.com

November 30, 2022

Aspen Aerogels, Inc.

30 Forbes Road, Building B

Northborough, MA 01532

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Prospectus Supplement, dated November 29, 2022, to a Prospectus dated March 16, 2022 (the “Prospectus and Prospectus Supplement”), filed pursuant to a Registration Statement on Form S-3ASR, Registration No. 333-263622 (the “Registration Statement”), filed by Aspen Aerogels, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to an aggregate of 29,052,631 shares (the “Shares”) of its common stock, $0.00001 par value per share (the “Common Stock”), which includes 3,789,473 shares of Common Stock that may be sold pursuant to the exercise of an option to purchase additional shares. The Shares are to be sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) dated November 29, 2022 by and among the Company and Cowen and Company, LLC and Barclays Capital Inc., as representatives of the underwriters listed in Schedule A thereto, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Restated Certificate of Incorporation of the Company; (ii) the Restated Bylaws of the Company, as amended through the date hereof; (iii) certain resolutions of the Board of Directors of the Company (the “Board”) relating to the issuance, sale and registration of the Shares; (iv) the Registration Statement, together with the exhibits thereto filed with the Commission; (v) the Underwriting Agreement; and (vi) the Prospectus and Prospectus Supplement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein. Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Our opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

BOSTON                LONDON                 LOS ANGELES                NEW YORK                SAN DIEGO                SAN FRANCISCO                WASHINGTON

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

MINTZ November 30, 2022 Page 2

Based upon the foregoing, we are of the opinion that the Shares have been authorized for issuance and, when the Shares are issued and paid for in accordance with the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K for incorporation by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.